Exhibit 99.1

NEWS
Anadarko Provides Update on Hedge Position
HOUSTON, Sept. 12, 2006 — Anadarko Petroleum Corporation (NYSE:APC) today updated its commodity price hedge position. In connection with its acquisitions of Kerr-McGee and Western Gas Resources in August, Anadarko has sought to hedge approximately 75 percent of the acquired oil and natural gas volumes through 2008, including hedges existing prior to the acquisitions.
     As of Sept. 11, 2006, the hedges in place totaled about 229,000 barrels of oil equivalent per day (BOE/d) for the fourth quarter of 2006, 195,000 BOE/d for 2007 and 169,000 BOE/d for 2008. These hedges represent approximately 85 percent, 72 percent and 63 percent of the acquired oil and natural gas volumes, respectively. The acquired properties produced about 270,000 BOE/d of oil and natural gas in the 2006 second quarter.
     The attached schedule provides further detail of Anadarko’s hedges.
     Anadarko Petroleum Corporation’s mission is to deliver a competitive and sustainable rate of return to shareholders by exploring for, acquiring and developing oil and natural gas resources vital to the world’s health and welfare. As of year-end 2005, the company had 2.45 billion barrels-equivalent of proved reserves, making it one of the world’s largest independent exploration and production companies. In August 2006, Anadarko acquired Kerr-McGee Corporation and Western Gas Resources, Inc. in separate transactions. For more information about Anadarko, please visit: www.anadarko.com.
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release. See “Risk Factors” in the company’s 2005 Annual Report on Form 10-K and other public filings, press releases and discussions with company management. Anadarko undertakes no obligation to publicly update or revise any forward-looking statements.
#     #     #
Anadarko Contacts
Media:
Teresa Wong, teresa.wong@anadarko.com, (832) 636-1203
Investors:
John Colglazier, john.colglazier@anadarko.com, (832) 636-2306
Stewart Lawrence, stewart.lawrence@anadarko.com, (832) 636-3326

Anadarko Petroleum Corporation
Commodity Hedge Position for 4th Qtr 2006 and Beyond
As of September 11, 2006

	Fixed and Physical Contracts		2-Way Collars			3-Way Collars
	Volume	NYMEX Price	Volume	Floor	Ceiling	Volume	Sold Floor	Purchased Floor	Ceiling
Crude Oil	Bbl/day	$/Bbl	Bbl/day	$/Bbl	$/Bbl	Bbl/day	$/Bbl	$/Bbl	$/Bbl
United States

4th Qtr 2006	23,500	$53.04	44,137	$36.73	$49.82	2,000	$20.88	$25.00	$28.65

Total Year 2007	27,250	$51.44	18,542	$44.33	$60.40	35,000	$43.57	$58.57	$86.16

Total Year 2008						67,000	$43.21	$58.21	$94.75

Total Year 2009						28,000	$40.36	$55.36	$87.34

Total Year 2010						8,000	$35.00	$50.00	$86.49

Total Year 2011						3,000	$35.00	$50.00	$86.00

Total Year 2012						1,500	$35.00	$50.00	$92.50

Algeria

Total Year 2008						19,000	$33.51	$48.51	$86.73

Total Year 2009						20,000	$33.51	$48.51	$86.62

Total Year 2010						10,000	$33.53	$48.53	$86.98

Total Crude Oil, All Locations

4th Qtr 2006	23,500	$53.04	44,137	$36.73	$49.82	2,000	$20.88	$25.00	$28.65

Total Year 2007	27,250	$51.44	18,542	$44.33	$60.40	35,000	$43.57	$58.57	$86.16

Total Year 2008						86,000	$41.07	$56.07	$92.98

Total Year 2009						48,000	$37.51	$52.51	$87.04

Total Year 2010						18,000	$34.18	$49.19	$86.76

Total Year 2011						3,000	$35.00	$50.00	$86.00

Total Year 2012						1,500	$35.00	$50.00	$92.50

	Volume	NYMEX Price	Volume	Floor	Ceiling	Volume	Sold Floor	Purchased Floor	Ceiling
NGL’s	Bbl/day	$/Bbl	Bbl/day	$/Bbl	$/Bbl	Bbl/day	$/Bbl	$/Bbl	$/Bbl

United States

4th Qtr 2006, Propane			4,500	$34.86	$43.68

4th Qtr 2006, Ethane			6,500	$21.42	$28.14

	Volume	NYMEX Price	Volume	Floor	Ceiling	Volume	Sold Floor	Purchased Floor	Ceiling
Natural Gas	MMMBtu/d	$/MMBtu	MMMBtu/d	$/MMBtu	$/MMBtu	MMMBtu/d	$/MMBtu	$/MMBtu	$/MMBtu

United States

4th Qtr 2006	196.0	$7.54	662.0	$5.58	$8.38	20.0	$3.04	$4.00	$6.00

Total Year 2007	265.0	$7.03	386.0	$6.27	$10.73	30.0	$6.00	$9.00	$11.23

Total Year 2008						500.0	$5.00	$7.50	$14.26

Total Year 2009						50.0	$5.00	$7.50	$12.60

Canada

4th Qtr 2006	10.9	$2.87

Total Year 2007	4.5	$2.83

Total Natural Gas, All Locations

4th Qtr 2006	206.9	$7.29	662.0	$5.58	$8.38	20.0	$3.04	$4.00	$6.00

Total Year 2007	269.5	$6.96	386.0	$6.27	$10.73	30.0	$6.00	$9.00	$11.23

Remainder Year 2008						500.0	$5.00	$7.50	$14.26

Total Year 2009						50.0	$5.00	$7.50	$12.60